                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Software Spectrum, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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


NOTICE OF ANNUAL MEETING
ON SEPTEMBER 20, 2001
AND PROXY STATEMENT

                                                                  [COMPANY LOGO]





                             SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041

                                 AUGUST 15, 2001



Dear Shareholder:

         We invite you to attend our Annual Meeting of Shareholders on Thursday, September 20, 2001, at 10:00 a.m. Central time in Garland, Texas. At the meeting, you will hear a report on our operations and have the opportunity to meet a number of our directors and officers.

         This booklet includes the formal notice of the Annual Meeting and the Proxy Statement. The Proxy Statement tells you about the agenda and procedures for the meeting. It also describes how the Board operates, gives personal information about our directors, and provides other information about Software Spectrum.

         Even if you own only a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope, even if you plan to attend the meeting.

                                  Sincerely,



                                  Judy C. Odom
                                  Chairman & Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           OF SOFTWARE SPECTRUM, INC.


Date:
               Thursday, September 20, 2001


Time:
               10:00 a.m., Central Time


Place:
               Software Spectrum, Inc.
               2140 Merritt Drive
               Garland, Texas  75041


Purpose:

               o    To elect two Class A directors;
               o To approve the adoption of Amendment No. 2 to Software Spectrum's 1998 Long-Term Incentive Plan; and
               o    To conduct other business that may properly be raised.


               Only shareholders of record on August 3, 2001 may vote at the meeting.


               WE CORDIALLY INVITE YOU TO ATTEND THE MEETING IN PERSON. EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU RETURN YOUR PROXY AND LATER DECIDE THAT YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.


                                   Sincerely,




                                   Robert D. Graham
                                   Secretary

Garland, Texas
August 15, 2001

TABLE OF CONTENTS                                                                                PAGE
-----------------                                                                                ----

GENERAL QUESTIONS AND ANSWERS                                                                      1

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS                                                          2

STOCK OWNERSHIP OF MANAGEMENT                                                                      3

PROPOSAL ONE - ELECTION OF DIRECTORS                                                               4

            Nominees for Class A Directors (Terms expiring in 2001)                                4

            Continuing Class B Directors (Terms expiring in 2002)                                  5

            Continuing Class C Directors (Terms expiring in 2003)                                  5

            Meetings of the Board and its Committees                                               5

PROPOSAL TWO - ADOPTION OF AMENDMENT NO. 2 TO THE 1998 LONG-TERM INCENTIVE PLAN                    6

EXECUTIVE COMPENSATION TABLES                                                                     10

            Summary Executive Compensation Tables                                                 10

            Option Grants in Last Fiscal Year                                                     11

            Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values      11

            Management Continuity Agreements                                                      11

            Compensation of Directors                                                             12

            Compensation Committee Interlocks and Insider Participation                           13

            Compliance with Section 16(a) of the Securities Exchange Act of 1934                  13

AUDIT COMMITTEE REPORT                                                                            13

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION                                           14

STOCK PERFORMANCE GRAPH                                                                           16

ADDITIONAL INFORMATION                                                                            17

APPENDIX A - SOFTWARE SPECTRUM, INC. AUDIT COMMITTEE CHARTER

APPENDIX B - AMENDMENT NO. 2 TO THE SOFTWARE SPECTRUM, INC. 1998 LONG-TERM INCENTIVE PLAN

GENERAL QUESTIONS AND ANSWERS

Q:   WHO IS ENTITLED TO VOTE?

A: Software Spectrum shareholders of record at the close of business on August 3, 2001 (the record date) may vote.

Q:   WHY AM I RECEIVING THIS PROXY STATEMENT?

A: Our Board of Directors is furnishing this proxy statement to our shareholders in connection with the solicitation of proxies to be voted at our annual meeting of shareholders, or at any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting at the beginning of this booklet.

Q:   HOW DO I VOTE?

A: You may vote by signing, dating, and completing the enclosed proxy card and returning it in the enclosed self-addressed envelope by mail or by attending the meeting and voting in person. We recommend you vote by proxy even if you plan to attend the meeting; you can always change your vote at the meeting if you desire.

Q:   HOW DO PROXIES WORK?

A: The Board of Directors of Software Spectrum is asking for your proxy. The proxy solicitation may be in person or by mail, telephone, or telegram by directors, officers, employees, or other authorized designees of Software Spectrum. Giving your proxy to the persons named by us means you authorize them to vote your shares at the meeting in the manner you direct.

If you sign and return the enclosed proxy card but do not specify how to vote, your shares will be voted FOR the election of all of our director candidates, FOR the adoption of Amendment No. 2 to the 1998 Long-Term Incentive Plan, and in the transaction of any other business that properly comes before the meeting or any adjournment(s).

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or someone else, you may also get material from them asking how you want to vote. Please respond to all of these requests.

Q:   HOW WILL VOTING ON OTHER BUSINESS BE CONDUCTED?

A: Our bylaws require a shareholder who desires to bring business before an annual meeting to give our Secretary written notice not less than sixty nor more than ninety days prior to the anniversary date of the prior annual meeting, and our Secretary has not received any such notice. Our Board knows of no business that will be presented for consideration at the meeting, other than the matters listed in the Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, the persons named as proxies will vote in accordance with their judgment.

Q:   HOW CAN I REVOKE OR CHANGE MY VOTE?

A: You may change or revoke your proxy before it is voted by submitting a new proxy with a later date, voting in person at the meeting, or delivering to our Secretary a written notice of your change or revocation at the address listed under QUESTIONS on page 17 of this proxy statement.

Q:   WHAT IS A "QUORUM"?

A: In order to carry on the business of the meeting, we must have a "quorum," or a majority of our outstanding shares represented at the meeting. The person with the right to vote the shares must be present at the meeting or represented by proxy. Shares owned by Software Spectrum (treasury shares) are not voted and do not count for this purpose.

If we do not have a quorum at the meeting, shareholders entitled to vote have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is represented. Abstentions and broker non-votes are counted for purposes of determining if a quorum is represented for the transaction of business. A broker non-vote occurs when a broker holding shares for clients in street name is not permitted to vote on certain matters without the client's instructions. Abstentions and broker non-votes are not counted in the election of directors and will have no effect on the election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter.

Q:   WHO CAN ATTEND THE MEETING IN PERSON?

A: Only shareholders as of August 3, 2001, their proxy holders, and invited guests may attend. If you wish to vote in person and your shares are held by a stockbroker, you need to obtain a proxy from the broker authorizing you to vote your shares held in the broker's name.

Q:   HOW MANY SHARES ARE OUTSTANDING AND HOW MANY SHARES CAN I VOTE?

A: As of the close of business on August 3, 2001, 3,210,088 shares of common stock were issued and outstanding. Every shareholder is entitled to one (1) vote for each share of common stock held.

Q:   WHEN WAS THIS PROXY STATEMENT MAILED?

A: This proxy statement was first mailed to shareholders on or about August 15, 2001.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

In the table below, we show you how much of our common stock was beneficially owned on July 16, 2001 by each person we know to beneficially own more than 5% of our common stock.

Name and Address                           Shares                   Percent
of Beneficial Owner                 Beneficially Owned(1)          of Class
-------------------                 ----------------------         --------

Judy C. Odom(2)                           222,114(5)                 6.81%

Private Capital Management, Inc.          836,386(6)                26.05
and Bruce S. Sherman(3)

Dimensional Fund Advisors(4)              267,800(7)                 8.34

----------

(1) Unless otherwise indicated, to our knowledge, the owner of all shares reflected in the table above owns her or its shares directly and has sole voting and investment power with respect to the shares.

(2)  Ms. Odom's address is 2140 Merritt Drive, Garland, Texas 75041.

(3) The address of Private Capital Management, Inc. and Mr. Sherman is 3003 Tamiami Trail North, Naples, Florida 33940.

(4) The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5) Includes 51,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(6) This information is based on a Schedule 13G/A of Private Capital Management, Inc., SPS Partners, L.P., Bruce S. Sherman and certain other persons, dated February 15, 2001. Mr. Sherman is president of Private Capital Management and managing general partner of SPS Partners. He exercises shared dispositive power with each such entity.

(7) This information is based on a Schedule 13G of Dimensional Fund Advisors, dated February 2, 2001. Dimensional Fund Advisors is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and disclaims beneficial ownership of the shares.

STOCK OWNERSHIP OF MANAGEMENT

In the table below, we show you how much of our common stock was beneficially owned on July 16, 2001 by each director and nominee and each of the chief executive officer and the four other most highly paid executive officers of Software Spectrum, and by all directors and executive officers as a group.

Name of Beneficial Owner                    Shares Beneficially Owned(1)     Percent of Class
------------------------                    ----------------------------     ----------------

Judy C. Odom, Chairman and                            222,114(2)                   6.81%
  and Chief Executive Officer

Mellon C. Baird, Director                              11,110(3)                      *

Brian N. Dickie, Director                               6,500(4)                      *

Frank Tindle, Director                                100,427(5)                   3.12

Robert P. Lee, Director                                 5,000                         *

Keith R. Coogan, President,                            45,011(6)                   1.39
  Chief Operating Officer and Director

Roger J. King, Executive Vice                          36,419(7)                   1.12
  President and President of Product
  Services

Robert D. Graham, Vice President                       26,660(8)                      *
  Strategic Relationships, General
  Counsel and Secretary

James W. Brown, Vice President                         11,867(9)                      *
   and Chief Financial Officer

All directors and executive officers                  518,711(10)                 16.16
  as a group (16 persons)

----------

*    Indicates less than one percent.

(1) Unless otherwise indicated, to our knowledge, the owner of all shares reflected in the table above owns his or her shares directly and has sole voting and investment power with respect to the shares.

(2) Includes 51,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(3) Includes 10,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(4) Includes 4,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(5) Mr. Tindle and his spouse, as tenants-in-common, jointly hold all of these shares, and Mr. Tindle has shared investment and voting power for these shares. Includes 10,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(6) Includes 39,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(7) Includes 31,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(8) Includes 25,000 shares that are subject to options exercisable within 60 days of July 16, 2001.

(9) Includes 10,600 shares that are subject to options exercisable within 60 days of July 16, 2001.

(10) Includes 229,900 shares that are subject to options exercisable within 60 days of July 16, 2001.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board of Directors of Software Spectrum has nominated the two director candidates named below.

The role of the Board of Directors is to oversee the management of Software Spectrum on your behalf. The Board reviews Software Spectrum's long-term strategic plans and exercises direct decision-making authority on key issues. Just as important, the Board chooses our officers, sets the scope of their authority to manage our daily operations, and evaluates their performance.

Four of Software Spectrum's six directors, including one of our two nominees, are Independent Directors. "Independent Directors" are not officers or employees of Software Spectrum or any of its affiliates.

Our charter and bylaws provide for three classes of directors. The directors in each class serve staggered three-year terms that expire at the annual meeting of shareholders three years following their election.

The Software Spectrum Board has nominated for re-election the two persons currently serving as Class A directors. If elected, these two people will serve until the Annual Meeting of Shareholders in 2004. Personal information on these nominees, and on each of our other directors, is given on the following pages.

We encourage you to cast a vote on each of the two nominees. You may vote for all, some, or none of our director candidates. You may not vote your proxy for more than two nominees.

The Board has no reason to believe that the nominees will be unable or unwilling to serve if re-elected, but if a nominee becomes unavailable to serve, your proxy card authorizes the named proxies to vote for a replacement nominee if the Board names one.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a plurality of the shares entitled to vote on this proposal and represented in person or by proxy is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES FOR CLASS A DIRECTORS.

             NOMINEES FOR CLASS A DIRECTORS (TERMS EXPIRING IN 2001)

MELLON C. BAIRD            Mr. Baird has been a director of Software Spectrum
Age 70                     since June 1991. He has been President and Chief
                           Executive Officer of Titan Systems Corporation, a wholly owned subsidiary of Titan Corporation, since its merger with Delfin Systems in September 1998.
                           Titan is a developer and supplier of information and communication systems, products, and services for government and commercial markets. Prior to the merger, Mr. Baird had served as President and Chief
                           Executive Officer of Delfin Systems since November
                           1990 and as Chairman of the Board since April 1991.
                           He also serves as a director of EDO Corporation and of Hawker Pacific Aerospace. From September 1986 to
                           December 1987, Mr. Baird served as President, Chief
                           Operating Officer, and a director of Tracor, Inc.
                           From January 1988, after Tracor, Inc. became a subsidiary of privately-held Westmark Systems, Inc., until December 1989, he served as President and Chief
                           Executive Officer of this diversified technological products and services company. Mr. Baird served as President of the Defense and Electronics Group of Eaton Corporation from 1982 to September 1986.

KEITH R. COOGAN            Mr. Coogan has been a director of Software Spectrum
Age 49                     since August 1998. He was named President in May 1998
                           and has been Chief Operating Officer since April
                           1996. Mr. Coogan served as Executive Vice President from April 1996 to May 1998 and has been a Vice
                           President since October 1990. He served as Secretary from May 1991 to July 1992 and as Treasurer from October 1990 to March 1992. From May 1989 until joining Software Spectrum, Mr. Coogan served as Vice
                           President of Finance for Leather Center Holdings
                           Inc., a privately held manufacturer and retailer of leather furniture. From January 1986 to May 1989, he was Vice President and Chief Financial Officer of
                           Trinity Texas Corporation and Ward Hunt Investments, both of which were privately held real estate sales and development organizations. Mr. Coogan is a Certified Public Accountant.

              CONTINUING CLASS B DIRECTORS (TERMS EXPIRING IN 2002)

BRIAN N. DICKIE            Mr. Dickie has been a director of Software Spectrum
Age 46                     since June 1999. He is President of TXU Energy, the
                           unregulated U.S. energy and telecommunications businesses of TXU Corp., a global energy services company. He is also responsible for TXU Australia and is a member of the parent policy committee. Prior to joining TXU in early 1999, Mr. Dickie served as Chief
                           Operating Officer of Booz Allen & Hamilton Inc., a global management and technology consulting firm. He joined Booz Allen in 1982 and held various management positions, including Chief Operating Officer from 1997 to 1999; President, Worldwide Commercial
                           Business from 1993 to 1997; and Managing Partner of the firm's Asia/Pacific practice from 1988 to 1993.
                           From 1982 to 1988, he consulted with clients in the U.S., Canada, the United Kingdom, and Asia/Pacific.

ROBERT P. LEE              Mr. Lee was elected by the Board of Directors to fill
Age 47                     a vacancy in this class of directors in August 2001.
                           He is a Managing Member of Sheffield Merchant Banking
                           Group, an operating group of CRT Capital Group LLC.
                           Prior to joining CRT in May 2000, Mr. Lee served as a Managing Director in the Merger, Acquisition and
                           Restructuring Department of Morgan Stanley Dean
                           Witter. He joined Morgan Stanley in 1997 as a result of a merger between Morgan Stanley and Dean Witter.
                           From 1984 through 1997, Mr. Lee served as Head of the
                           Mergers and Acquisitions, Private Financing and
                           Restructuring Department of Dean Witter, and from
                           1984 to 1986, he served as co-head of Dean Witter's
                           Chicago Corporate Finance Office. From 1977 through
                           1984, Mr. Lee was an Investment Banker with Warburg
                           Paribas Becker.

              CONTINUING CLASS C DIRECTORS (TERMS EXPIRING IN 2003)

JUDY C. ODOM               Ms. Odom is a co-founder of Software Spectrum and has
Age 48                     been a director since its inception in 1983. She
                           served as Treasurer from 1983 to October 1990, as Vice President from April 1987 to April 1988, and has served as Chief Executive Officer since April 1988 and Chairman of the Board since July 1992. From April
                           1996 to May 1998, Ms. Odom also served as our President. From 1977 to 1985, Ms. Odom was employed by the national accounting firm of Grant Thornton
                           LLP, where she last served as an audit partner. Ms.
                           Odom is a Certified Public Accountant.

FRANK TINDLE               Mr. Tindle is a co-founder of Software Spectrum and
Age 49                     has been a director since 1983. From 1983 to April
                           1992, he served as Vice President. From 1980 to 1983,
                           Mr. Tindle was the principal accounting officer of Southmark Corporation, and prior to joining
                           Southmark, he was employed by the national accounting firms of Grant Thornton LLP and Ernst & Young LLP.
                           Mr. Tindle is a Certified Public Accountant.

MEETINGS OF THE BOARD AND ITS COMMITTEES

Software Spectrum's Board of Directors held seven meetings during fiscal year 2001 and acted by written consent on two occasions. The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be practicable at a full Board meeting. Each committee reviews the results of its meetings with the full Board.

Audit Committee. The Board of Directors of Software Spectrum has an Audit Committee that is currently composed of Mellon C. Baird, Brian N. Dickie, and Frank Tindle, none of whom is an employee or officer of Software Spectrum. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A. The Audit Committee held three meetings during fiscal 2001. The functions performed by the Audit Committee include:

o making recommendations concerning our company's independent public accountants, including reviewing the relationships that may affect their independence;

o        reviewing and approving the scope of our company's annual audit plan;

o reviewing any of our company's major internal control or accounting issues;

o reviewing and discussing with management and the outside auditors the annual audited financial statements included in our Form 10-K as well as our interim financial statements;

o reviewing internal audit controls, risk management, and the effectiveness of our company's programs for implementing audit recommendations; and

o periodically interviewing our company's independent public accountants in order to analyze the strengths and weaknesses of our financial staff and systems and the adequacy of our internal controls.

Compensation Committee. The Board of Directors of Software Spectrum has a Compensation Committee that is currently composed of Mellon C. Baird, Brian N. Dickie, and Frank Tindle. The Compensation Committee held four meetings during fiscal year 2001. The functions performed by the Compensation Committee include:

o periodically establishing the compensation paid to our officers and reporting its determinations to the Board of Directors concerning compensation;

o developing and implementing retention and performance-based incentive programs for key management; and

o administering our 1993 Long Term Incentive Plan and 1998 Long-Term Incentive Plan.

Attendance at Meetings. During the year, each director attended at least 75% of the aggregate of:

o        The total number of meetings held by the Board; and

o        The total number of meetings held by all committees on which he served.

PROPOSAL TWO
ADOPTION OF AMENDMENT NO. 2 TO THE 1998 LONG-TERM INCENTIVE PLAN

In 1993, we adopted the 1993 Long Term Incentive Plan, which provides for the grant of stock options, restricted shares of common stock, performance units, and stock appreciation rights to our key employees. The 1993 plan also provides for grants of options to purchase 2,000 shares of common stock to non-employee directors at the commencement of their service on the Board of Directors and annually thereafter. Originally, the maximum number of shares of common stock with respect to which we could grant options, restricted shares, performance units, and stock appreciation rights under the 1993 plan was 300,000. In 1995, we amended the 1993 plan to increase this number to 600,000 shares of common stock.

In 1998, we adopted the 1998 Long-Term Incentive Plan, which also provides for the grant of stock options, restricted shares of common stock, performance units, and stock appreciation rights to our key employees. Originally, the maximum number of shares of common stock with respect to which we could grant options, restricted shares, performance units, and stock appreciation rights under the 1998 plan was 200,000. In 1999, we amended the 1998 plan to increase this number to 400,000 shares of common stock.

On June 28, 2001, the Compensation Committee of the Board of Directors granted options for 172,000 shares of common stock to certain key employees under the 1993 plan, thereby reducing the available shares of common stock for future grant. As a result, at June 30, 2001, we had allocated 552,820 shares under the 1993 plan and 313,500 shares under the 1998 plan. Thus, we have only 133,680 shares of common stock available for future grant under our option plans.

On June 28, 2001, the Board of Directors unanimously approved and recommended for shareholder approval an Amendment No. 2 to the 1998 plan. The amendment would increase the number of shares of common stock reserved for issuance under the 1998 plan by 150,000. In addition, the amendment would provide for a grant of 3,000 non-qualified stock options to non-employee directors at the commencement of their service on the Board of Directors and annually thereafter. If our shareholders approve Amendment No. 2 to the 1998 plan, all grants of stock options to non-employee directors will be made under the 1998 plan, and no further stock option grants to non-employee directors will occur under the 1993 plan. The Board believes that the use of long-term incentives based on the value of our common stock is necessary to attract and retain key employees, to motivate key employees to achieve long-range goals, to provide compensation opportunities that are competitive with those offered by other corporations, and to attract and retain well-qualified individuals to serve as members of Software Spectrum's Board of Directors. The Board has proposed that you adopt the amendment in order to enable us to continue to provide stock-based incentives to members of the Board of Directors and key employees. The amendment will become effective upon shareholder approval. A copy of the amendment is attached to this proxy statement as Appendix B.

A summary of the 1998 plan, as amended, is set forth below. This summary is qualified in its entirety by reference to the full text of the 1998 plan, as amended, which we have previously filed with the Securities and Exchange Commission.

DESCRIPTION OF THE 1998 PLAN

Scope. The 1998 plan, as amended, authorizes the grant of up to 550,000 incentive stock options and non-qualified stock options to purchase common stock, stock appreciation rights, restricted stock, and performance units to our key employees. The purpose of the 1998 plan is to attract and retain skilled, qualified executives, directors, and key employees in order to motivate them to achieve long-range goals and to further identify their interests with those of our other shareholders. If an award under the 1998 plan expires, terminates or is forfeited or settled in cash, without issuance of shares of common stock covered by the award, the unpurchased shares will be available for future awards under the 1998 plan. The 1998 plan will terminate on July 31, 2008.

Administration. The 1998 plan is administered by the Board of Directors or, if directed by the Board of Directors, the Compensation Committee. Currently, the Compensation Committee administers the plan. Subject to the provisions of the 1998 plan, the Compensation Committee has authority to select employees to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, and provisions of the awards, to determine the value of performance units, and to accelerate or extend the exercisability of outstanding awards. In making award determinations, the Compensation Committee may take into account the nature of services rendered by the employee, his or her present and potential contribution to our growth and success, and any other factors as the Compensation Committee deems relevant.

The Compensation Committee is authorized to interpret the 1998 plan; to establish, amend, and rescind any rules and regulations relating to the 1998 plan; to determine the terms and provisions of any agreements made pursuant to the 1998 plan; and to make all other determinations that may be necessary or advisable for the administration of the 1998 plan.

Eligibility. Executives, directors, and other key full-time employees of Software Spectrum and our subsidiaries may be selected by the Compensation Committee to receive awards under the 1998 plan. All of our officers, directors and full-time employees, consisting of approximately 2,150 persons as of June 30, 2001, are eligible to receive awards under the 1998 plan. During any year, not more than 50,000 shares of stock may be subject to awards granted to any one employee. The Compensation Committee has the discretion to grant an eligible employee an award in the form of a stock option, stock appreciation right, restricted stock award, or performance unit or any combination thereof, and may grant more than one award to an eligible employee.

The 1998 plan, as amended, provides for an automatic grant of 3,000 non-qualified stock options to non-employee directors at the commencement of their service as a director and annually thereafter. Non-employee directors are not eligible to receive grants of incentive stock options, restricted stock, performance units, or stock appreciation rights. There are currently four non-employee directors eligible to receive grants of non-qualified stock options under the 1998 plan.

Stock Options. The 1998 plan authorizes the award of both incentive stock options and non-qualified stock options. Under the 1998 plan, an option may be exercised at any time during the exercise period established by the Compensation Committee, except that: (i) non-employee directors have the ability to exercise non-qualified stock options for up to three months following the termination of their services as a director; (ii) other than non-employee director options, no option may be exercised after employment with Software Spectrum and its subsidiaries terminates by reason other than death or disability; and (iii) no option may be exercised more than 12 months after employment with Software Spectrum and its subsidiaries terminates by reason of death or disability. The aggregate fair market value (determined at the time of the award) of the common stock with respect to which incentive stock options are exercisable for the first time by any holder during any calendar year may not exceed $100,000. The term of each option is determined by the Compensation Committee, and the term may be extended by the Compensation Committee; provided that the term may not exceed ten years from the date of grant. The exercise price of options is determined by the Compensation Committee, but the exercise price cannot be less than the fair market value of the common stock on the date of the grant. The exercise price of options may be paid in cash or, unless restricted by the Compensation Committee, in shares of common stock. In addition, the exercise price of non-qualified options may be paid, unless restricted by the Compensation Committee, by Software Spectrum withholding shares of common stock that would otherwise be issuable upon the exercise of the options. Grants of options do not entitle any holder to any rights as a shareholder. Rights as a shareholder accrue only when a holder exercises an option and actually purchases shares.

Under the 1998 plan, a holder of non-qualified stock options is permitted to make gifts or other non-compensated transfers of options and rights among a limited class of permitted transferees, consisting of family members or trusts or partnerships for family members.

Stock Appreciation Rights. The 1998 plan authorizes the grant of stock appreciation rights in tandem with options. These rights entitle the holder to receive an amount equal to the difference between the fair market value of a share of common stock at the time of exercise of the right and the option price, multiplied by the number of shares of common stock subject to the option as to which the right is being exercised (subject to the terms and conditions of the option). Stock appreciation rights may be exercised at any time when the option to which the rights relate may be exercised and will terminate no later than the date on which the right to exercise the tandem option terminates. The holder has the discretion to determine whether the exercise of stock appreciation rights will be settled in cash, in common stock (valued at its fair market value at the time of exercise) or in a combination of the two. The exercise of a stock appreciation right requires the surrender of the tandem option, and the exercise of a stock option requires the surrender of the tandem stock appreciation right, if any.

If a stock appreciation right, or the corresponding option with which the stock appreciation right was awarded, is not exercised prior to the date that it ceases to be exercisable, then the stock appreciation right generally will be deemed exercised as of that date and will be paid to the holder in cash.

Restricted Stock. Restricted stock awards are grants of common stock made to eligible employees that are subject to a required period of employment, or restricted period, following the award and any other conditions established by the Compensation Committee. A participant will become the holder of shares of restricted stock, free of all restrictions, if he or she completes the restricted period and satisfies any other conditions; otherwise, he or she will forfeit the shares. Under the 1998 plan, the restricted period may not be more than ten years. The holder will have the right to vote the shares of restricted stock and, unless the Compensation Committee determines otherwise, will have the right to receive dividends on the shares during the restricted period. The holder may not sell, pledge, or otherwise encumber or dispose of restricted stock until the conditions imposed by the Compensation Committee have been met. The Compensation Committee may accelerate the termination of the restricted period or waive any other conditions for any restricted stock; however, the restricted period cannot be less than one year.

Performance Units. Performance units are awards that entitle the holder to receive a specified value for the units at the end of a performance period established by the Compensation Committee if performance measures set by the Committee at the beginning of the performance period are met. Although the performance measures and performance period will be determined by the Compensation Committee at the time of the award of performance units, they may be subject to later revision as the Committee deems appropriate to reflect significant events or changes. If the holder's employment with Software Spectrum or a subsidiary terminates by reason of death, disability, or retirement, we will pay the holder or his or her beneficiary or estate the amount of the performance unit earned as of the date of termination. If the holder's employment with Software Spectrum or a subsidiary terminates for any other reason, the holder automatically forfeits the performance units.

Adjustments. In the event of any change in the outstanding shares of common stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, the Compensation Committee may, at its sole discretion, equitably adjust the aggregate number of shares with respect to which awards may be made under the 1998 plan and the terms and the number of shares of any outstanding option, stock appreciation right, performance unit, or restricted stock.

Business Combinations. In addition to the rights and obligations of the Compensation Committee to modify, adjust, or accelerate exercisability of outstanding awards, in the event that any of the following occur while any awards are outstanding under the 1998 plan: (a) a merger or consolidation of Software Spectrum with or into another corporation in which Software Spectrum is not the surviving corporation; (b) a dissolution of Software Spectrum; or (c) a transfer of all or substantially all of the assets or shares of stock of Software Spectrum in one transaction or a series of related transactions to one or more other persons or entities, then, for each award outstanding immediately prior to the consummation of the transaction and without the necessity of any action by the Compensation Committee:

(i) if provision is made in writing in connection with the transaction for the continuance and/or assumption of the awards granted under the 1998 plan, or the substitution for those awards of new options, rights, restricted shares, and performance units, with appropriate adjustment for the number and kind of shares or other securities deliverable with respect thereto, the awards granted under the 1998 plan, or the new options, rights, restricted shares, and performance units, substituted for the awards, will continue, subject to any adjustment(s), in the manner and under the terms provided in the respective agreements; or

(ii) in the event provision is not made in connection with the transaction for the continuance and/or assumption of the awards granted under the 1998 plan, or for the substitution of equivalent awards, rights, restricted shares, and performance units, then each holder of an outstanding award will be entitled, immediately prior to the effective date of the transaction, to purchase the full number of shares that he or she would otherwise have been entitled to purchase during the entire remaining term of the option, the holder of any right will be entitled to exercise the right to the extent the related option becomes exercisable, all restrictions on restricted stock will lapse, and all performance units will be payable in full.

Termination and Amendment. The Board of Directors may suspend, terminate, or amend the 1998 plan; provided that no amendment of the 1998 plan and no action by the Board shall, without further approval of our shareholders, increase the total number of shares of common stock with respect to which awards may be made under the 1998 plan, materially increase the benefits to participants under the 1998 plan, or materially modify the eligibility requirements for participation in the 1998 plan, if shareholder approval of the amendment is a condition of Securities and Exchange Commission Rule 16b-3, the Internal Revenue Code or the Nasdaq rules at the time the amendment is adopted. No amendment, suspension, or termination of the 1998 plan will alter or impair any option, stock appreciation right, share of restricted stock, or performance unit previously awarded under the 1998 plan without the consent of the holder thereof.

Federal Income Tax Consequences. The following summary of the federal income tax consequences of the 1998 plan is not comprehensive and is based on current income tax laws, regulations and rulings.

Incentive Stock Options. A holder of incentive stock options does not recognize income on the grant of an incentive stock option. Subject to the effect of the alternative minimum tax, discussed below, if the holder exercises an incentive stock option in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the holder will not realize any income by reason of the exercise and we will be allowed no deduction by reason of the grant or exercise. The holder's basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided the holder holds the shares as a capital asset at the time of sale or other disposition of the shares, his or her gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of his or her gain or loss will be the difference between the amount realized on the disposition of the shares and his or her basis in the shares.

If a holder of incentive stock options disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (an "Early Disposition"), the holder will realize ordinary income at the time of the Early Disposition which will equal the excess, if any, of the lesser of: (i) the amount realized on the Early Disposition; or (ii) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. We will be entitled to a deduction in an amount equal to the income realized by the holder. The excess, if any, of the amount realized on the Early Disposition of the shares over the fair market value of the shares on the date of exercise will be long-term, mid-term or short-term capital gain, depending upon the holding period of the shares, provided the holder holds the shares as a capital asset at the time of the Early Disposition. If a holder disposes of the shares for less than his or her basis in the shares, the difference between the amount realized and his or her basis will be a long-term or short-term capital loss, depending upon the holding period of the shares, provided the holder holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an amount included in a holder's alternative minimum taxable income (the "Stock Option Preference").

Non-qualified Stock Options. Non-qualified stock options do not qualify for the special tax treatment given to incentive stock options under the Internal Revenue Code. Although a holder of non-qualified stock options does not recognize income at the time of the grant of the option, he or she recognizes ordinary income upon the exercise of a non-qualified option in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and the amount of the exercise price.

As a result of the holder's exercise of a non-qualified stock option, we will be entitled to deduct as compensation an amount equal to the amount included in the holder's gross income. Our deduction will be taken in Software Spectrum's taxable year in which the option is exercised.

The excess of the fair market value of the stock on the date of exercise of a non-qualified stock option over the exercise price is not an item of tax preference.

Taxation of Preference Items. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of: (i) 26% of the option holder's "alternative minimum taxable income" that does not exceed $175,000, plus 28% of his or her "alternative minimum taxable income" in excess of $175,000, over (ii) his or her "regular" federal income tax. Alternative minimum taxable income is determined by adding the option holder's Stock Option Preference and any items of tax preference to the option holder's adjusted gross income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly, and $22,500 for married taxpayers filing separately. However, these exemption amounts are phased out beginning at certain levels of alternative minimum taxable income.

Stock Appreciation Rights. Recipients of stock appreciation rights do not recognize income upon the grant of the stock appreciation right. When a holder of stock appreciation rights elects to receive payment under a stock appreciation right, he or she recognizes ordinary income in an amount equal to the cash and/or fair market value of shares received, and we are entitled to a deduction equal to the amount of income he or she recognizes.

Restricted Stock; Performance Units. Recipients of restricted stock and performance units do not recognize income at the time of the grant of the stock or units. However, when shares of restricted stock become free from any restrictions or when performance units are paid, recipients recognize ordinary income in an amount equal to the cash and the fair market value of the stock on the date all restrictions are satisfied. Alternatively, the recipient of restricted stock may elect to recognize income upon the grant of the stock and not at the time the restrictions lapse.

Change of Control. If there is an acceleration of the vesting of benefits and/or an acceleration of the exercisability of stock options upon a change of control (as defined in the 1998 plan), all or a portion of the accelerated benefits may constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. The employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the Change of Control, and we are not entitled to a deduction for the payment.

We filed a copy of the 1998 plan with the Securities and Exchange Commission in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1998, and we filed a copy of Amendment No. 1 to the plan in our Annual

Report on Form 10-K for the fiscal year ended April 30, 2000.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of a majority of the shares entitled to vote on this proposal and represented in person or by proxy is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AMENDMENT NO. 2 TO THE 1998 PLAN.

EXECUTIVE COMPENSATION TABLES

In the table below, we provide you with information about all cash compensation we paid to our Chief Executive Officer and our four other most highly paid executives during the fiscal years ended April 30, 2001, 2000, and 1999.


                      SUMMARY EXECUTIVE COMPENSATION TABLE

                                                                                      LONG-TERM
                                                           ANNUAL COMPENSATION       COMPENSATION
                                                         ------------------------    ------------
                                                                                      SECURITIES       ALL OTHER
                                              FISCAL                                  UNDERLYING     COMPENSATION
             NAME AND POSITION                 YEAR      SALARY($)    BONUS($)(1)     OPTIONS(#)        ($)(2)
             -----------------                ------     ---------    -----------     ----------     ------------

Judy C. Odom                                   2001       650,000       177,500         30,000          1,466
   Chairman of the Board and                   2000       610,000        97,500         25,000          1,025
   Chief Executive Officer                     1999       510,000       299,150         25,000          1,330


Keith R. Coogan                                2001       390,000       114,500         25,000          1,831
   President and                               2000       325,000        85,000         20,000          1,597
   Chief Operating Officer                     1999       310,000       167,913         20,000          1,330


Roger J. King                                  2001       270,000       118,998(3)      20,000          1,473
   Executive Vice President and President      2000       260,000        69,487         15,000          1,447
   of Product Services                         1999       240,000        99,975         15,000          1,330


Robert D. Graham                               2001       256,000        42,043         10,000          1,341
   Vice President Strategic Relationships,     2000       235,000        48,488         10,000          1,678
   General Counsel and Secretary               1999       200,000        49,250         10,000              0


James W. Brown                                 2001       230,000        55,000          7,000          1,351
   Vice President and                          2000       215,000        43,875          8,000            797
   Chief Financial Officer                     1999       175,446        52,587              0              0


(1) For the 2001 fiscal year, the portion of the bonus payable pursuant to the annual performance pay plan for all executive officers provided for a potential payment of $823,000 to all executive officers as a group, of which $331,000 was paid.

(2) Represents amounts allocated to each officer under Software Spectrum's Savings and Profit Sharing Plan.

(3) Includes $15,000 of estimated bonuses for the period from November 2000 through April 2001, which will be finalized and paid in August 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

In the table below, we provide you with information about stock option grants we made during the last fiscal year to our Chief Executive Officer and our four other most highly paid executives.


                                                                                             Potential Realized
                                             Individual Grants                                Value at Assumed
                       ----------------------------------------------------------------     Annual Rates of Stock
                                                                                             Price Appreciation
                                                                                               for Option Term
                                     % of Total Options                                    ---------------------
                        Options     Granted to Employees   Exercise Price    Expiration
      Name             Granted(#)      in Fiscal Year        ($/share)          Date         5%($)       10%($)
----------------       ----------   --------------------   --------------   -----------    ---------    --------

Judy C. Odom              30,000            13.00%             $15.44         6/22/10        291,257     738,102
Keith R. Coogan           25,000            11.00%             $15.44         6/22/10        242,714     615,085
Roger J. King             20,000             9.00%             $15.44         6/22/10        194,171     492,068
Robert D. Graham          10,000             4.00%             $15.44         6/22/10         97,086     246,034
James W. Brown             7,000             3.00%             $15.44         6/22/10         67,960     172,224


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

In the table below, we provide you with information about stock options exercised during the last fiscal year, and the estimated values of unexercised options held at fiscal year-end, by our Chief Executive Officer and our four other most highly paid executives.

                                                    Number of Securities            Value of Unexercised
                                                   Underlying Unexercised           In-the-Money Options
                                                Options at Fiscal Year-End(#)       At Fiscal Year-End($)
                      Shares                    -----------------------------   ---------------------------
                    Acquired on     Value
      Name          Exercise(#)   Realized($)   Exercisable     Unexercisable   Exercisable   Unexercisable
----------------    -----------   -----------   -----------     -------------   -----------   -------------

Judy C. Odom             0             0          55,000           70,000            0              0
Keith R. Coogan          0             0          34,000           57,000            0              0
Roger J. King            0             0          29,400           43,600            0              0
Robert D. Graham         0             0          16,400           26,600            0              0
James W. Brown           0             0           7,600           17,400            0              0

MANAGEMENT CONTINUITY AGREEMENTS

We have entered into Management Continuity Agreements with each of our executive officers. The purpose of these agreements is to serve the best interests of Software Spectrum and our shareholders by providing incentives for an executive to render impartial advice and services during a pending takeover, and to be available and render services during at least a crucial four-month transition period following a change of control.

The agreements are entered into prior to a change of control of Software Spectrum, but the terms do not become effective until this change occurs. The agreements provide continued employment for a two-year term equivalent to the terms of employment that existed immediately before the change of control. The terms of employment include position, location, responsibilities, compensation, and benefits.

The executive would become entitled to a specific severance payment if employment is prematurely terminated:

o        by us without "cause";

o        by the executive during the term of the agreement for "good reason"; or

o without any reason during a 60-day "window period" after the first four months.

The agreements renew annually, but before a change of control occurs or is contemplated, we have the ability to terminate the agreements once each year by giving at least 60-days advance written notice to the executive.

The agreements, subject to certain exceptions, define a change of control to include any of the following events:

o        the acquisition of 50% or more of our stock by a person or group;

o a change in a majority of our Board of Directors (other than a change approved by the incumbent board);

o approval by our shareholders of a reorganization, merger, or consolidation; or

o approval by our shareholders of a liquidation or dissolution or sale of all or substantially all of our assets.

Exceptions to the change of control definition include, but are not limited to:

o        acquisitions of our stock by us or by employee benefit plans;

o        acquisitions of our stock directly from us; and

o transactions in which our existing shareholders maintain effective control.

The management continuity agreements permit an executive to collect severance benefits following a change of control, if the executive terminates employment:

o        for good reason;

o without any reason, but during a 60-day window period beginning four months after a change of control; or

o if employment of the executive is terminated by the employer without cause.

Good reason is defined in the agreements generally to include reductions in compensation or benefits, reduction of duties, and any material relocation.

Cause is defined as a material breach of obligations of employment not cured after notice has been provided or a conviction for a felony involving moral turpitude.

Additionally, the agreements provide incentive for an executive to remain with Software Spectrum for a full year after a change of control through a special bonus provision. Because of our quarterly bonus system, the agreements provide that periodic quarterly bonuses will be defined as part of the executive's base salary as if all requirements for earning the bonus had been met.

The executive will receive 1.5 times his or her annual base salary and bonus if:

o the executive remains employed with Software Spectrum for four months after a change of control and then chooses to leave during a 60-day window period;

o the executive is terminated other than for cause during a period of two years after a change of control; or

o the executive leaves for good reason (such as a reduction in salary or position) during the period of two years after a change of control.

If the executive stays employed by Software Spectrum through the first anniversary of a change of control (with continued employment agreement protection for one additional year), the executive would receive a financial bonus equal to the executive's annual base salary and bonus (payable whether or not employment is later terminated).

If the executive is terminated because of a disability during a period of two years after a change of control, the executive would receive the greater of:

o        1.5 times the executive's annual base salary and bonus; or

o        any disability benefits then provided by Software Spectrum.

If the executive dies during employment during a period of two years after a change of control, the executive's estate would receive the greater of:

o        1.5 times the executive's annual base salary and bonus; or

o        any death benefits then provided by Software Spectrum.

The executive would receive no severance benefits if the executive were terminated by Software Spectrum for cause during a period of two years after a change of control. The agreements provide that an executive will be reimbursed for any legal expenses incurred in litigating rights under the agreements regardless of whether the litigation is successful.

COMPENSATION OF DIRECTORS

We pay each outside director an annual retainer of $20,000, payable in quarterly installments, for service as a member of our Board of Directors. Under the Non-Employee Directors' Retainer Stock Plan, the outside directors may choose to receive all or part of their annual retainer fees in the form of our common stock or defer receipt of part of their fees and have the deferred amounts treated as if invested in our common stock.

We pay each outside director a fee of $1,000 for each Board Meeting they attend, and $800 for each committee meeting attended, and we reimburse our outside directors for travel expenses they incur to attend meetings.

In addition, each year we have granted our outside directors options to purchase 2,000 shares of our common stock. These options are exercisable at the fair market value of our common stock on the date of grant and have been granted under the 1993 Long Term Incentive Plan. If our shareholders approve Amendment No. 2 to the 1998 Long-Term Incentive Plan, set forth as Proposal 2 in this Proxy Statement, commencing in 2001 each of our outside directors instead will receive options to purchase 3,000 shares of our common stock for each year of service. These options will be exercisable at the fair market value of our common stock on the date of grant and will be granted under the 1998 plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Frank Tindle, who serves as a member of the Compensation Committee of our Board of Directors, served as Vice President of Software Spectrum from 1983 through April 1, 1992.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers, and persons who own more than 10% of our stock are required to file reports of ownership and changes in ownership with the SEC. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

After review of the copies of these reports furnished to us and written representations that no other reports were required, we believe that all of our executive officers, directors, and greater than 10% beneficial owners observed all Section 16(a) filing requirements applicable to them during the fiscal year ended April 30, 2001, except that a Form 3 for Carrie C. Adams, Vice President of Human Resources, was filed late.


AUDIT COMMITTEE REPORT

Our Audit Committee is comprised of Mellon C. Baird, Brian N. Dickie, and Frank Tindle. The Board of Directors and the Audit Committee believe that each of the members of our Audit Committee qualifies as an independent member of the Audit Committee under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s listing standards.

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to Software Spectrum's financial reports and other financial information; internal controls regarding finance and accounting; and auditing, accounting, and financial reporting processes generally. Our primary duties are to serve as an independent and objective party to monitor Software Spectrum's financial reporting process and internal control system, review and appraise the audit activities of Grant Thornton LLP, our independent auditors and of our internal auditing function, and provide open communication among Grant Thornton LLP, financial and senior management, the internal auditors, and the Board of Directors. The Audit Committee Charter adopted by the Board of Directors is attached hereto as Appendix A.

Software Spectrum's management has the responsibility for the effectiveness of Software Spectrum's accounting policies and practices, financial reporting, and internal controls. Grant Thornton LLP, as our independent audit firm, is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee's role does not provide any special assurances with regard to the company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

Audit, Financial Information Systems Design and Implementation, and All Other
Fees

During fiscal year 2001, we paid Grant Thornton LLP approximately $143,000 for professional services rendered for the audit of our annual and quarterly financial statements, approximately $6,000 for professional services related to implementation of financial information systems, and approximately $44,000 for other professional services.

Independence Review

In conjunction with other activities during fiscal year 2001, the Audit Committee reviewed and discussed Software Spectrum's audited financial statements with our management. The members of the Audit Committee also discussed with Grant Thornton LLP the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and considered the compatibility of non-audit services with Grant Thornton LLP's independence. The Audit Committee received from Software Spectrum's independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1, and discussed with the independent certified accountants the independent auditors' independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Software Spectrum's Annual Report on Form 10-K for the fiscal year ended April 30, 2001.

Mellon C. Baird, Brian N. Dickie, and Frank Tindle


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Our Compensation Committee establishes salary levels and performance pay plans for all executive officers as well as the Chief Executive Officer and reports its determination to the Board of Directors. Our Compensation Committee also administers our stock-based incentive plans and determines grants under these plans for all employees, including executive officers.

Compensation Philosophy

The compensation philosophy for executive officers as well as the Chief Executive Officer generally conforms to our compensation philosophy for all management level employees. Our compensation is designed to:

o provide compensation comparable to what is offered by companies with similar businesses or of similar size, allowing us to successfully attract and retain the employees we need to achieve long-term success;

o provide compensation that relates to the performance of the individual and differentiates based upon individual performance;

o provide incentive compensation that varies directly with both our performance and the individual's contribution to that performance; and

o provide an appropriate connection between compensation and the creation of shareholder value through awards tied to our performance and through facilitating employee stock ownership.

The following is a report submitted by our Compensation Committee addressing our compensation policies as they relate to all executive officers as well as the Chief Executive Officer for the 2001 fiscal year.

In setting compensation for executive officers as well as the Chief Executive Officer, we as a committee consider the relationship between executive pay and enhancing shareholder value, as well as the need to motivate and retain key employees. We also operate within Software Spectrum's overall philosophy, which stresses teamwork, fairness, and the overall emphasis on cost control, which includes compensation expense.

To achieve our basic compensation goals, we set annual compensation for all of the executive officers, including base salary, quarterly performance pay plans for all executive officers except for the Chief Executive Officer, and an annual performance pay plan for all executive officers. As a committee, we receive recommendations from the Chief Executive Officer on base salary, performance pay plans, and grants under our stock option plans for all executive officers other than the Chief Executive Officer.

In setting executive compensation, we consider the salaries and other benefits, including stock-based incentive grants, of executive officers in similar companies according to independent market data. As a committee, we believe that an executive's personal performance should be appropriately weighted with Software Spectrum's financial performance in determining the executive's compensation. As a result, annual performance pay plans are significant components of the overall compensation of each of our executives.

Quarterly Performance Pay Plan

This plan includes all executive officers except the Chief Executive Officer and measures the executive's ability to achieve certain goals during each quarter of Software Spectrum's fiscal year. These goals are set and evaluated for each executive by either the Chief Executive Officer, President, or Executive Vice President. Additionally, those executives who are responsible for sales and operating units participate in a quarterly performance pay plan that is based on attaining specified profitability goals for their specific business segment.

Annual Performance Pay Plan

This plan includes all executive officers as well as the Chief Executive Officer and consists of the following two components:

o An individual performance component for each officer is weighted towards a subjective evaluation of each officer's performance. This evaluation is completed by us as a committee, with input and advice from the Chief Executive Officer for all executive officers except the Chief Executive Officer. This component measures various criteria, including the performance of those departments under the management of the officer and effective implementation and achievement of strategic goals.

o An overall financial performance component is calculated by comparing our financial results for the year with internally established financial goals.

As a committee, we set the financial goals by taking into consideration the following:

o        Software Spectrum's prior financial performance;
o        current established financial objectives;
o        the performance of other companies within Software Spectrum's industry;
o        recommendations from the Chief Executive Officer; and
o        Software Spectrum's net earnings.

At least 50% of the total incentive compensation available under the annual performance pay plan for the 2001 fiscal year was tied to Software Spectrum's financial performance and growth. For the 2001 fiscal year, Software Spectrum did not achieve all of the financial performance and growth goals, and accordingly, only some of our executives received payment under the incentive compensation portion of the plan.

For the 2001 fiscal year, the annual performance pay plan for all executives provided for a potential total payment of $823,000 to all executives as a group, of which we paid $331,000, or 40%.

As a committee, we believe that incentives based upon Software Spectrum's stock performance are an important component of each executive officer's overall compensation package. We also believe that the number of stock options granted to each officer should be determined by a subjective evaluation of each executive officer's ability to influence Software Spectrum's long-term growth and profitability as well as data obtained from independent sources. During fiscal 2001, we recommended and we granted options to the executive officers as set forth in the Executive Compensation Table that appears earlier in this document. Because the value of an option ties directly to our stock price, we believe as a committee that option grants are an effective incentive for executive officers to create value for our shareholders.

Mellon C. Baird, Brian N. Dickie and Frank Tindle

STOCK PERFORMANCE GRAPH

The following graph shows how an initial investment of $100 in our common stock on March 31, 1996 would have compared to an equal investment in the Nasdaq National Market (U.S. Companies) and an index of stocks listed on the Nasdaq National Market under Standard Industrial Code ("SIC") 504, which is a broad index prepared by the University of Chicago's Center for Research in Security Prices that includes companies in the computer, computer peripheral, and computer software industries. The graph assumes that any dividends are reinvested.

                              [PERFORMANCE GRAPH]


                                    3/31/96   4/30/97   4/30/98   4/30/99   4/30/00   4/30/01
Software Spectrum, Inc.              100.0      67.9      84.0      59.3      89.8      54.8
Nasdaq National Market - (U.S.)      100.0     114.6     171.3     234.9     356.1     194.6
Nasdaq Stocks - SIC 504              100.0      80.9     117.9      86.1      98.4      75.9

ADDITIONAL INFORMATION

ANNUAL REPORT

A copy of our Annual Report on Form 10-K is enclosed with this proxy statement. We will also send you, at no charge, any other document which we refer to in this proxy statement, if requested in writing by a person who was a shareholder (of record or beneficially) at the close of business on August 3, 2001. You should send your request to our Corporate Secretary at the address listed under Questions on this page.

HOW WE SOLICIT PROXIES

In addition to this mailing, our employees, directors, officers, or other authorized designees may solicit proxies personally, electronically, or by telephone. We pay the costs of soliciting the proxies. We also reimburse banking institutions, brokers, custodians, trustees, nominees, and fiduciaries for expenses incurred in sending these materials to you and getting your instructions.

SHAREHOLDERS' PROPOSALS

The deadline for shareholder proposals for the proxy statement related to next year's Annual Meeting is April 18, 2002. These proposals must be received at our principal executive office by the deadline in order to be considered for inclusion in the proxy statement and form of proxy. These proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

In addition, our bylaws require a shareholder who desires to bring business before an annual meeting to give our Secretary written notice of that business not less than sixty nor more than ninety days prior to the anniversary date of the prior annual meeting. The notice must comply with other requirements contained in our bylaws.

CERTIFIED PUBLIC ACCOUNTANTS

The firm of Grant Thornton LLP, independent auditors, has served as our auditors for the fiscal year ended April 30, 2001 and will serve in that capacity for the current fiscal year which will end on April 30, 2002. A representative of Grant Thornton is expected to be present at our Annual Meeting to respond to appropriate questions and to make a statement if desired.

QUESTIONS

If you have questions or need more information about the Annual Meeting, you may write to:

            Corporate Secretary
            Software Spectrum, Inc.
            2140 Merritt Drive
            Garland, Texas  75041

Or call us at (972) 840-6600 and ask for Investor Relations.

FOR ADDITIONAL INFORMATION REGARDING SOFTWARE SPECTRUM, WE ALSO INVITE YOU TO VISIT OUR INTERNET SITE AT www.softwarespectrum.com.



By Order of the Board of Directors,





ROBERT D. GRAHAM
Secretary



Garland, Texas
August 15, 2001


WE URGE YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD.

                                   APPENDIX A

                             SOFTWARE SPECTRUM, INC.
                             AUDIT COMMITTEE CHARTER

I. PURPOSE
The Audit Committee's purpose is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: the financial reports and other material financial information prepared by the Company; the Corporation's systems of internal controls regarding finance and accounting that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee should advocate the continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         a. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         b. Review and appraise the audit activities of the Corporation's independent accountants and internal auditing function.

         c. Provide open communication among the independent accountants, financial and senior management, the internal auditing function, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out certain of the activities enumerated in Article III and Article IV of this Charter. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

II. MEMBERSHIP
The Audit Committee will be composed of not less than three members of the Board of Directors. Each member of the Audit Committee will be selected by the Board, taking into account prior experience in accounting or related financial management and other matters to be considered by the Committee, the financial literacy of the members, probable availability at times required for consideration of these matters, and their individual independence and objectivity.

All of the members will be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of their independence from management and the Company.

No officers or employees or family members of such persons of the Company or its subsidiaries will serve on the Committee. One former officer or employee of the Company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the Company) only if, in the opinion of the Board of Directors, membership on the Committee by the former officer or employee is required by the best interests of the corporation and its shareholders and if the Board of Directors determines that such individual will exercise independent judgment and will materially assist the committee's function. In any event, a majority of the committee will be directors who were not formerly officers of the Company or any of its subsidiaries.

In considering relationships that might affect independence, including possible affiliate status, the Board of Directors will give appropriate consideration to guidelines issued by the New York Stock Exchange or NASDAQ as supplementary material to its Audit Committee policy, which were provided to assist boards of directors in observing the spirit of the policy.

III. ACTIONS OF THE COMMITTEE
The Committee's job is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The activities of the Audit Committee may include the following types of actions.

a. Those in which the Committee will inform the Board of Directors that action has been taken in the Board's interest and does not require prior Board of Director approval.

         1. Review and approve the scope of the annual audit for the Company and its subsidiaries recommended by the independent certified public accountants and the Chief Executive Officer.

         2. When requested by the Chairman of the Board during an annual shareholders' meeting, the Audit Committee Chairman will answer questions raised by a shareholder on matters relating to the Committee's activities.

         3. Request the Chief Executive Officer or President to have internal audit personnel study a particular area of interest or concern.

         4. Review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

         5. Review such interim financial results and other matters as may be required to be reviewed, and prepare such reports as may be required to be prepared, by the Committee from time to time in accordance with the requirements of Nasdaq and of the Securities Exchange Act of 1934, as amended.

b. Those in which the Committee will initially review and study and then recommend action by the Board of Directors based upon advice and input from management and other third parties, as the Committee deems necessary or desirable.

         1. Appoint independent public accountants.

         2. Review major accounting policy changes before implementation.

         3. Review Securities and Exchange Commission registration statements.

         4. Review annual audit reports and the content of proposed published reports.

c. Those which the Committee will review and study and provide summary information reports to the Board of Directors when the Committee deems appropriate in its discretion.

         1. Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants or by comparable bodies outside the United States.

         2. Discuss with the Company's independent certified public accountants the review and analysis of strengths and weaknesses of the Company's financial staff, systems, adequacy of controls and other factors which might be pertinent to the integrity of published financial reports.

         3. Review insurance programs from the standpoint of gaps and exposure as well as fraud.

         4. Review periodic SEC filings by the Company and assure that adequate programs and procedures exist to comply with SEC regulations and regulations of securities exchanges (such as the NASD and NYSE).

IV. ADDITIONAL RESPONSIBILITIES

         a. The Audit Committee shall be responsible for ensuring that it receives from the Company's independent certified public accountants a formal written statement delineating all relationships between the independent certified public accountants and the Company, consistent with Independence Standards Board Standard 98-1. The Audit Committee is also responsible for initiating and engaging in a dialogue with the Company's independent certified public accountants with respect to disclosure of relationships or services that may impact the objectivity and independence of such accountants and to take, or recommend that the full Board take, appropriate action to ensure the independence of the outside independent certified public accountants.

         b. The Audit Committee shall also periodically review and provide recommendations to management regarding the Company's internal audit procedures and plans, including the scope of work, procedures and findings of the internal audit function.

V. RELATIONSHIP OF INDEPENDENT ACCOUNTANTS

The independent certified public accountants appointed by the Board of Directors shall be accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders of the Company. The Board of Directors and the Audit Committee shall be vested with the authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent certified public accountants.

                                   APPENDIX B

                             AMENDMENT NO. 2 TO THE
                             SOFTWARE SPECTRUM, INC.
                          1998 LONG-TERM INCENTIVE PLAN


         WHEREAS, Software Spectrum, Inc. (the "Company") has heretofore adopted the Software Spectrum, Inc. 1998 Long-Term Incentive Plan and an Amendment No. 1 thereto (collectively, the "1998 Plan"); and

         WHEREAS, the 1998 Plan provides for the grant of up to 400,000 stock options with or without tandem stock appreciation rights, performance units and/or shares of restricted stock; and

         WHEREAS, pursuant to those provisions of the 1998 Plan permitting the Board of Directors of the Company to amend the 1998 Plan from time to time, the Company desires to amend the 1998 Plan to: (i) increase the shares available for grant thereunder by 150,000, for an aggregate of 550,000 shares to be available for grant thereunder; and (ii) provide for grants of Non-Qualified Stock Options thereunder to non-employee directors of the Company at the commencement of their service on the Company's Board of Directors and annually thereafter;

         NOW, THEREFORE, effective as of July 1, 2001, the Plan is hereby amended as follows:


                                      FIRST

         A new sub-section (e) is hereby added to paragraph I-1 of the 1998 Plan to read in its entirety as follows:

         (e) attract and retain well-qualified individuals to serve as members of the Company's Board of Directors;

                                     SECOND

         The definition of "Participant" in paragraph I-3 of the 1998 Plan is hereby amended to read in its entirety as follows:

         "Participant" means any regular full-time employee of the Company or any Subsidiary (meaning an employee who works 30 hours or more per week) who is selected by the Committee to participate in the 1998 Plan. Unless a different meaning is indicated or required by the context, the term "employee", "regular full-time employee" or "Participant" as used in this 1998 Plan shall include a non-employee director of the Company, and the term "employed" or "employment" shall include service by a non-employee director as a member of the Company's Board of Directors.

                                      THIRD

         The second sentence of paragraph I-6 of the 1998 Plan is hereby amended to read in its entirety as follows:

         Subject to the provisions of paragraph I.10, the number of shares of Stock available under the 1998 Plan for the grant of Stock Options with or without tandem Stock Appreciation Rights, Performance Units and Restricted Stock shall not exceed 550,000 shares in the aggregate.

                                     FOURTH

         The second sentence of paragraph II-2 of the 1998 Plan is hereby amended to read in its entirety as follows:

            Incentive Stock Options may be awarded only to employees; non-employee directors shall not be eligible to receive awards of Incentive Stock Options.

                                      FIFTH

         A new sub-section (d) is hereby added to paragraph III-5 of the 1998 Plan to read in its entirety as follows:

         (d) in the case of a non-employee director who is the holder of any Non-Qualified Stock Option whose service as a director is terminated (except by reason of death or disability), the date that is three months after the date of such termination of service as a director, but in no event later than the date on which the Non-Qualified Stock Option expires and only to the extent such Non-Qualified Stock Option was exercisable at the date of such termination.

                                      SIXTH

         A new paragraph III-6 is hereby added to the 1998 Plan to read in its entirety as follows:

         6. Annual Awards to Non-employee Directors. Each director of the Company who is not also a regular full-time employee of the Company or one of its subsidiaries (a "non-employee director") shall automatically be granted a Non-Qualified Stock Option to purchase 3,000 shares of Common Stock (appropriately adjusted to reflect stock splits, dividends, recapitalizations and the like occurring after the effective date of the 1998 Plan) on the date such individual becomes a non-employee director, and each year thereafter, each non-employee director shall automatically be granted an additional Non-Qualified Stock Option to purchase 3,000 shares of the Company's Common Stock (appropriately adjusted to reflect stock splits, dividends, recapitalizations and the like occurring after the effective date of the 1998 Plan) immediately following each annual meeting of the shareholders of the Company, subject thereafter to adjustment under paragraph I-10 hereof. The exercise price per share of Common Stock of each Non-Qualified Stock Option granted to a non-employee director shall be the Fair Market Value per share (as defined in paragraph I-3 hereof) on the date such option is granted. Each such option granted to a non-employee director shall become exercisable in full, six months following the date of the grant. Subject to the provisions of paragraph III-5(b)-(d), to the extent not previously exercised, all options granted to a non-employee director under the 1998 Plan will expire on the fifth anniversary following the date of each grant. Notwithstanding the provisions of paragraph I-13 of the 1998 Plan, the provisions of this paragraph III-6 may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

                                     SEVENTH

         A new sentence is hereby added to paragraph IV-2 of the 1998 Plan to read in its entirety as follows:

         Notwithstanding the foregoing, non-employee directors are not eligible to receive grants of Stock Appreciation Rights.

                                     EIGHTH

         A new sentence is hereby added to paragraph V-2 of the 1998 Plan to read in its entirety as follows:

         Notwithstanding the foregoing, non-employee directors are not eligible to receive grants of Restricted Stock.

                                      NINTH

         A new sentence is hereby added to paragraph VI-2 of the 1998 Plan to read in its entirety as follows:

         Notwithstanding the foregoing, non-employee directors are not eligible to receive grants of Performance Units.




The remaining provisions of the 1998 Plan shall remain in full force and effect and shall not be impacted by this Amendment.

                                 [COMPANY LOGO]






                             SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO        Please mark
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.                                       your votes as
                                                                                                                 indicated in   [X]
                                                                                                                 this example


  1. Election of Directors                                        Nominees: 01 Mellon C. Baird, 02 Keith R. Coogan

         FOR nominees                WITHHOLD                     (Instruction: To withhold authority to vote for any individual
     listed to the right             AUTHORITY                    nominee, write that nominee's name on the space provided below.)
                             to vote for all nominees
                                listed to the right
                                                                  ----------------------------------------------------------------

            [ ]                        [ ]


  2. To approve the adoption of Amendment No. 2 to the Company's      3. In their discretion on such other matters as may properly
     1998 Long Term Incentive Plan.                                      come before the meeting.

                  FOR        AGAINST     ABSTAIN

                  [ ]          [ ]          [ ]                                          Signature(s):
                                                                                                      ------------------------------

                                                                                                      ------------------------------

                                                                                         Date Signed:
                                                                                                     -------------------------------

                                                                                         Please sign exactly as your name appears on
                                                                                         this proxy. If your stock is jointly owned,
                                                                                         both parties must sign. Fiduciaries and
                                                                                         representatives should so indicate when
                                                                                         signing, and when more than one is named, a
                                                                                         majority should sign. If signed by a
                                                                                         corporation, its seal should be affixed.

                                                                                           PLEASE DATE, SIGN AND RETURN THIS PROXY
                                                                                            PROMPTLY IN THE ENCLOSED ENVELOPE. NO
                                                                                                     POSTAGE IS REQUIRED.

------------------------------------------------------------------------------------------------------------------------------------

                             *FOLD AND DETACH HERE*

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             SOFTWARE SPECTRUM, INC.

               ANNUAL MEETING OF SHAREHOLDERS - SEPTEMBER 20, 2001

         The undersigned hereby appoints Judy C. Odom and Robert D. Graham and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed below the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of Software Spectrum, Inc. (the "Company") to be held at the offices of the Company, 2140 Merritt Drive, Garland, Texas, Thursday, September 20, 2001 at 10:00 a.m. Central time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, both of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.




--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*